Exhibit 32

In connection with the annual report of Synergy Resources Corporation, (the “Company”) on Form 10-K/A for the fiscal year ended August 31, 2013 as filed with the Securities Exchange Commission on the date hereof (the “Report”) Ed Holloway and William E. Scaff, Jr, the Principal Co-Chief Executive Officers of the Company and Frank L. Jennings, the Principal Financial Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the company.

Date: June 19, 2014	By:	/s/ Ed Holloway
Ed Holloway, Co-Chief Executive Officer (Principal Executive Officer)

Date: June 19, 2014	By:	/s/ William E. Scaff, Jr.
William E. Scaff, Jr., Co-Chief Executive Officer (Principal Executive Officer)

Date: June 19, 2014	By:	/s/ Frank L. Jennings
Frank L. Jennings, Principal Financial and Accounting Officer